Exhibit 99.1

Fidelity National Financial, Inc. Prices $400 Million of 5.50% Notes Due September 1, 2022

Jacksonville, Fla. — (August 21, 2012) — Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services, and restaurant and diversified services, today announced that it has priced an issuance of $400 million of its 5.50% Notes due September 1, 2022, through joint book-running managers Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC. The notes were priced at 99.513 to yield 5.564%. The notes will pay interest semi-annually on the 1st of March and September, beginning March 1, 2013, and mature on September 1, 2022. Jefferies & Company, Inc., Stephens Inc., Dowling & Partners Securities, LLC and Keefe, Bruyette & Woods, Inc. acted as co-managers.

The net proceeds of the issuance of the notes will be used to fund the repayment of the $236.5 million aggregate principal amount outstanding of FNF’s 5.25% unsecured notes maturing in March 2013 and the remainder for general corporate purposes.

“This issuance enhances our longer-term liquidity profile and continues our strategy of conservatively managing our balance sheet and liquidity position,” said Chief Executive Officer George P. Scanlon. “The proceeds provide the flexibility to fund the March 2013 debt maturity and leave our balance sheet with no long-term debt maturing until May 2017.”

The notes are being offered pursuant to a prospectus supplement and accompanying prospectus, which can be obtained by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated, toll-free at 800-294-1322, Barclays Capital Inc., toll-free at 888-603-5847, J.P. Morgan Securities LLC, collect at 212-834-4533 or Wells Fargo Securities, LLC, toll-free at 800-326-5897. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About FNF

Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services and restaurant and other diversified services. FNF is the nation’s largest title insurance company through its title insurance underwriters—Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title—that collectively issue more title insurance policies than any other title company in the United States. FNF also owns a 55% stake in American Blue Ribbon Holdings, LLC, an owner and operator of the O’Charley’s, Ninety Nine Restaurant, Max & Erma’s, Village Inn, Bakers Square and Stoney River Legendary Steaks concepts. In addition, FNF also owns a majority stake in Remy International, Inc., a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles. FNF also owns a minority interest in Ceridian Corporation, a leading provider of global human capital management and payment solutions. More information about FNF can be found at www.fnf.com.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U.S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.

CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com